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                                                                   EXHIBIT 10.53


                   SEVERANCE BENEFITS AND EMPLOYMENT AGREEMENT

         This Agreement is made and entered into as of the 1st day of January, 1998, by and between Scientific Games Holdings Corp., a Delaware corporation (hereinafter called the "Company"), and William G. Malloy (hereinafter called "Officer").

                                  WITNESSETH:

         The Board of Directors of the Company ("Board") recognizes that Officer's contributions to the past and future growth and success of the Company have been, and are expected to continue to be, substantial. The Board therefore desires to assure the Company of Officer's services as an employee of, and for the benefit of, the Company and its Affiliates in an executive, managerial capacity now, and in the event that the Company were to be faced with a takeover possibility.

         In order to induce Officer to remain in the employ of the Company, this agreement (the "Agreement") sets forth employment and severance benefits which the Company shall pay to Officer in connection with his employment and in the event of a severance of Officer's employment with the Company including, but not limited to, in connection with a "Change in Control of the Company" (as defined in Section 10 below).

         NOW THEREFORE FOR AND IN CONSIDERATION of the mutual representations and promises herein contained, and other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties mutually agree as follows:

         1. CERTAIN DEFINITIONS. The following defined terms are in addition to those set forth elsewhere in this Agreement:

                  (a) "Change in Control of the Company", for purposes of this Agreement, shall be deemed to have occurred if (i) the Board or the stockholders of the Company shall approve (x) any consolidation or merger of the Company pursuant to which the holders of Voting Securities of the Company immediately prior to such merger or consolidation do not have more than fifty percent (50%) of the combined voting power of the Voting Securities of the Company or such surviving or parent entity immediately after the consolidation or merger, (y) any sale, lease, exchange or other transfer of all or substantially all of the assets of the Company (determined on a consolidated basis) in one transaction or a series of related transactions other than a transfer to a wholly-owned subsidiary of the Company, (ii) the Board or stockholders of the Company shall adopt any plan or proposal for the liquidation or dissolution of the Company; (iii) any "person" or "group" of persons (as such terms are determined pursuant to Sections 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations promulgated thereunder), other than the Management Stockholders, either alone or in conjunction with their Affiliates (as that term is defined in Rule 405 promulgated under the Exchange Act), becomes the beneficial owner, directly or indirectly, of voting securities of the Company representing, or


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securities convertible into, or exchangeable for, securities representing, more than fifty percent (50%) of the combined voting power of the Company's then outstanding Voting Securities; or (iv) any "person" or "group" of persons (as such terms are determined pursuant to Sections 13(d)(3) and 14(d)(2) of the Exchange Act and the rules and regulations promulgated thereunder), other than the Management Stockholders, either alone or in conjunction with their Affiliates (as that term is defined in Rule 405), acquires the right or power to nominate and/or control, directly or indirectly, whether through the ownership of Voting Securities of the Company, by contract or otherwise, a majority of the members of the Company's Board.

                  (b) "Date of Termination" shall mean (A) if Officer's employment is terminated by Officer under circumstances referred to in Section 10(a) hereof, the date on which Officer delivers Notice of Termination to the Company, (B) if Officer's employment is terminated by the Company for Disability, thirty (30) days after Notice of Termination is given by the Company (provided that Officer shall not have returned to the performance of his duties on a full-time basis during such thirty (30) day period, (C) if Officer's employment is terminated due to his death, the date of the Officer's death, (D) if Officer resigns pursuant to Section 11(a), the effective date of the termination of Officer's employment as specified in the notice (unless Officer's employment is earlier terminated by the Company), or (E) if Officer's employment is terminated by the Company for any other reason, the date on which a Notice of Termination is given.

                  (c) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                  (d) "Executive Officer" or "Executive Officers" as used herein shall have the meaning set forth in Section 3b-7 of the Exchange Act.

                  (e) "Governmental Authority" shall mean any nation, province, state or political subdivision thereof, and any government or any Person exercising executive, legislative, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing having jurisdiction over the Person and the subject matter.

                  (f) "Index" shall mean the consumer price index for all urban consumers, all item as published by the Bureau of Labor Statistics of the United States Department of Labor.

                  (g) "Management Directors" shall mean the persons set forth on Exhibit D hereto under such caption.

                  (h) "Management Stockholders" shall mean the persons set forth on Exhibit D hereto under such caption.

                  (i) "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts


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and circumstances claimed to provide a basis for termination of Officer's employment under the provision so indicated. For purposes of this Agreement, no such purported termination shall be effective without Notice of Termination. If the date of termination is to be later than the date of deliver of such Notice of Termination, such date shall be specified in the Notice of Termination. No Notice of Termination shall be effective prior to the date of its delivery to Officer.

                  (j) "Person" shall mean an individual, corporation, partnership, association, trust, business trust, limited liability company, joint venture, joint stock company, pool, syndicate, sole proprietorship, unincorporated organization, Governmental Authority or any other form of entity or group.

                  (k) "Senior Executive Officers" shall mean those "Executive Officers" of the Company identified as Senior Executive Officers on Exhibit D hereto or, if such persons cease to be Executive Officers of the Company performing their duties and functions as of the date of this Agreement, then those persons performing similar duties for the Company at the applicable time or, in the event of a Change In Control of the Company, immediately prior to such Change in Control of the Company.

                  (l) "Voting Securities" shall mean as to any securities of an entity ordinarily and generally having the right to vote in the election of directors of such entity and shall not include securities whose voting rights accrue under special circumstances, unless such circumstances shall have occurred and be continuing).

         2. EMPLOYMENT TERM. The Company employs Officer and Officer accepts employment with the Company in the position of Chairman of the Board, President and Chief Executive Officer for the Company (and such of its Affiliates that the Officer or the Board deems necessary or advisable for Officer to serve as Chairman of the Board, President, Chief Executive Officer and/or other executive officer thereof, which initially shall include all Significant Subsidiaries of the Company) upon the terms and conditions hereinafter set forth. The term of Officer's employment is subject to termination by the Company at any time without cause upon sixty (60) days' written notice, subject to Officer's right to receive the applicable severance benefits described herein. Except as otherwise provided herein, Officer may terminate his employment with the Company upon sixty (60) days prior written notice or such shorter period as the Company may allow. Except as otherwise specifically provided in this Agreement, no severance benefits shall be due in the event of Officer's voluntary termination of employment hereunder. The initial term of this Agreement shall be for five (5) years from, and including, the date first written above; provided, however, that this Agreement shall automatically extend for subsequent terms of an additional five (5) years on each anniversary date of the fifth anniversary of the Agreement unless the Company or Officer shall give notice to the other party of their decision not to extend the term of this Agreement by giving at least one hundred eighty (180) days written notice prior to the end of such initial term or a successive term in which event this Agreement shall have a remaining term equal to then remaining initial or current term of the Agreement.



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         3.       DUTIES AND EXTENT OF SERVICES. Officer will, during the
continuance of his employment hereunder, perform the duties of Chairman of the Board, President and Chief Executive Officer of the Company and Scientific Games, Inc. Officer will devote his full working time, attention and abilities (subject to the Company's policies, as in effect prior to any Change in Control, and the provisions of this Agreement, in each case, with respect to vacations, illness, government service, sabbaticals, etc.) to his duties as Chairman of the Board, President and Chief Executive Officer and will use his best reasonable efforts to promote the interests and welfare of the Company. For purposes of this Agreement, the Company and Officer agree that Officer has heretofore devoted his full working time, attention and abilities to his duties and further agree that such standard of performance shall be applicable in assessing whether Officer has devoted his full time, attention and abilities to his duties under this Agreement. In such capacities, the Officer shall perform such duties and shall have such responsibilities as are normally associated with such positions and as otherwise may be assigned to the Officer from time to time by or upon the authority of the Board. Should any question arise between the Officer and the Company as to whether such Officer is devoting or has devoted full time, attention and abilities to his duties, the reasonable, good faith opinion of the Board (which shall consider Officer's historical work pattern in making its assessment and the work patterns of chief executive officers of comparable companies, both within and without the Company's line of business, whose executives are required, whether by contract or practice, to devote their "full time, attention and abilities" to their duties) pursuant to the affirmative vote of a two-thirds the Company's entire Board (excluding Officer) shall be dispositive of such question. To the extent not inconsistent with his duties hereunder, Officer may pursue other business or personal activities, provided
(i) all other business activities (including such activities which would conflict with the Company's business) are disclosed in writing in advance to, and approved in advance by, the Company's Board (provided, however, that passive investments in businesses other than business in competition with the business of the Company need not be approved in advance, so long as Officer's investment therein is less than five percent (5%) of the voting securities of such entity) and (ii) such personal activities would not have a material adverse effect on the Officer's performance of his duties. The Officer shall not pursue any material outside business activity to which the Company's Board shall have previously consented, if the entire Board (excluding Officer) by the affirmative vote of two-thirds of its members expresses objection in writing to such Officer; provided, however, that if the Board expresses such objection, Officer shall be afforded a commercially reasonable time to terminate such activities in a manner reasonably calculated to result in no material financial detriment to Officer, unless the Company shall agree to indemnify Officer against any material financial detriment which Officer may suffer from the immediate termination of such previously permitted outside activities. Officer agrees, upon receipt of the Notice from the Board of Board's objection to previously permitted outside activities, to use his best efforts to terminate such activities as soon as practicable, consistent with the standards set forth in the immediately preceding sentence. Officer's office and principal place of employment will be located in metropolitan Atlanta, Georgia. Officer acknowledges that his duties and services will involve usual and customary travel required of the Company's employees currently located in Atlanta, Georgia. Officer shall have direct reporting authority to the Company's Board. All existing



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obligations of the Company to the Officer with respect to employment prior to the effective date of this Agreement shall not be affected hereby, except that this Agreement shall supersede the Severance Benefits Agreement, dated March 4, 1994, between the Company and Officer and the Employment Agreement dated October 1, 1991, as amended August 23, 1993, between Scientific Games Inc. ("SGI") and Officer.

         4.       COMPENSATION.

                  (a)      Base Salary.

                           (i)      For all services to be rendered by Officer
in any capacity during the period of his employment under this Agreement, including, without limitation, services as an executive, officer, director or member of any committee of the Company and its Affiliates, Officer shall be paid as compensation a base salary ("Base Salary") at the rate of not less than $440,000 per annum for each year during which Officer is employed under this Agreement commencing with the year beginning January 1, 1998 and ending December 31, 1998 ("fiscal 1998"), or at such higher rate as may from time to time be fixed by the Compensation Committee (the "Committee") of the Board of the Company, payable in accordance with the customary payroll practices of the Company, but in no event less frequently than monthly. Under no circumstance shall any increase in Base Salary (i) limit or reduce any other obligation to Officer under this Agreement, or (ii) be later reduced or eliminated, once effective, as to any future periods.

                           (ii)     The Officer's annual Base Salary shall be
increased each year by an amount no less than the greater of (A) the product of the Officer's annual Base Salary in effect during the immediately preceding year and a fraction, the numerator of which shall be the excess of the Index for December of such first mentioned year over the Index for December of the immediately preceding year and the denominator of which shall be the Index for December of the immediately preceding year, or (B) the percentage increase in the annual Base Salaries of the Company's Senior Executive Officers (as defined in Exhibit D) taken as a group; provided, however, that in the event of the occurrence of a Change In Control of the Company, the amount of the annual increase in Officer's Annual Base Salary shall be the greater of: (1) the amount established by the greater of clauses (A) or (B) above, or (2) five percent (5%) of the Officer's annual Base Salary for the immediately preceding year.

                  (b) Incentive Compensation. As additional compensation for all services rendered by Officer during the period of his employment under this Agreement, Officer will, after consultation with the Board and Compensation Committee of the Company ("Committee") be awarded an annual bonus under the Company's Annual Incentive Compensation Plan and under the Company's Intermediate Incentive Plan, each as further described on Exhibit A hereto, the amount of which, in each case, shall be determined annually by the Committee in accordance with such plans. Nothing under this Agreement shall be construed to limit the amount Officer may earn as his annual bonus under either plan. Compensation payable for the annual bonuses shall be payable no



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later than ninety (90) days after the end of the fiscal year for which such compensation is awarded, unless Officer shall otherwise timely elect to defer the receipt of some or all of such compensation pursuant to a deferred compensation plan then in effect in which Officer is entitled to participate.

                  (c) Reimbursement of Expenses. The Company shall pay, or reimburse Officer in accordance with the Company's prevailing corporate policy, for reasonable travel, continuing education, and other expenses incurred by Officer in performing his duties under this Agreement in accordance with corporate policy. Notwithstanding the foregoing, reasonable travel expenses shall include first class (or business class, as applicable), subsonic air travel when such level of service is reasonably appropriate in light of Officer's position with the Company and other factors, such as the duration of the applicable flight, the nature, if any, of other business travelers traveling with Officer, and the extent to which such level of service will facilitate the productivity of Officer during or after such travel.

                  (d) Participation in Benefit Plans. The payments provided for in other paragraphs of this Section 4 are in addition to any benefits and perquisites to which Officer may be or may become entitled under any present or future employment benefit and perquisite plan or program, or executive contingent compensation plan of the Company for which corporate officers are or shall become eligible, and Officer shall be eligible to receive during the period of his employment under this Agreement, benefits and emoluments for which either corporate officers or Company employees, in general, are eligible under every plan or program to the extent permissible under the general terms and provisions thereof. The foregoing notwithstanding, but only so long as no Change in Control of the Company shall have occurred, the Company may change, or discontinue any such other benefits; provided, however, that so long as any benefit is made available to corporate officers or employees generally, such benefit will be extended to Officer on the same terms such benefit is made available to other corporate officers or employees, and provided that the Company shall use commercially reasonable efforts to continue to provide to Officer such other benefits as are made generally available to the Company's Senior Executive Officers as of the date of this Agreement. In determining the commercial reasonableness of such efforts, the Company shall be entitled to consider the cost of providing such equivalent benefits to its Senior Executive Officers as a group. In the event of a Change In Control of the Company, the Company may change or discontinue any other benefits only so long as the total economic value of the benefits provided to Officer is not diminished. The Company also may change or discontinue other benefits at any time to adjust for change in the tax laws, ERISA, or other applicable laws and any regulations promulgated pursuant thereto.

                  (e) Insurance. In further consideration of his employment by the Company, Officer shall be entitled to the following insurance benefits:

                  (i) Health and accident insurance for Officer, his spouse and dependents and long-term disability insurance for Officer, all in amounts and coverage comparable to that presently provided by the Company to its Senior Executive Officers, which amounts may be changed



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from time to time by the Committee, provided that the Company shall have used commercially reasonable efforts to continue to provide coverage substantially similar to the levels of coverage provided to Officer as of the date of this Agreement. In determining the commercial reasonableness of such efforts, the Company shall be entitled to consider the cost of providing such equivalent benefits to its Senior Executive Officers as a group. The foregoing notwithstanding, but only so long as no Change In Control of the Company shall have occurred, the Company may change or discontinue any such benefit if Officer is treated no less favorably than any other Senior Executive Officer under such new benefits. In the event of a Change In Control of the Company, the Company may change or discontinue such insurance benefits only so long as the total economic value of the insurance benefits provided to Officer is not diminished. The Company also may change or discontinue such insurance benefits at any time to adjust for change in the tax laws, ERISA, or other applicable laws and regulations promulgated pursuant thereto. In the event of a Change In Control of the Company, then in all the foregoing cases, the Company shall provide to Officer proof that Officer and his dependents are properly covered by all of the aforesaid types of insurance without any exclusion or exceptions for pre-existing conditions to the maximum extent permitted by law and applicable regulations; and

                  (ii) Term life insurance for Officer in the amount of $4,000,000, the beneficiary of which will be designated in the sole discretion of Officer. The foregoing notwithstanding, but only so long as no Change In Control of the Company shall have occurred, the Company may change or discontinue any such benefit if Officer is treated no less favorably than any other Senior Executive Officer under such new benefits. If for any reason during the term of this Agreement any required policy or coverage is canceled or coverage denied for any reason, the Company agrees to use commercially reasonable efforts to provide Officer with replacement insurance in the required amount so long as said insurance is available at commercially reasonable rates. The Company shall cause so much of said insurance to be included under an Employee Group Term Life Insurance Plan which qualifies under IRC ss. 79 so that the cost of said insurance, to the maximum extent allowable by law, will not be includable in the gross taxable income of Officer. In the event of a Change In Control of the Company, the Company may change or discontinue such term insurance benefits only so long as the total economic value of such term insurance benefits provided to Officer is not diminished. The Company also may change or discontinue such term insurance benefits at any time to adjust for change in the tax laws, ERISA, or other applicable laws and regulations promulgated pursuant thereto.

                  (f) Vacation. The Company shall provide Officer five (5) weeks of annual paid vacation.

                  (g) Sick Leave. The Company shall provide Officer a reasonable number of paid sick days as established from time to time by corporate policy or as approved by the Committee and taken solely in the discretion of Officer.



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                  (h)      Transportation Allowance. The Company shall furnish a
transportation allowance of $15,988 per year for the benefit of Officer. Such transportation allowance shall include the cost of providing the motor vehicle, gas, maintenance and repairs thereon and insurance therefor (which may be the allocable cost of group insurance for the Company's owned motor vehicles). The Officer's annual transportation allowance shall be increased each year by an amount equal to the product of the previous year's Transportation Allowance and a fraction, the numerator of which shall be the excess of the Index for December of such first mentioned year over the Index for December of the immediately preceding year and the denominator of which shall be the Index for December of the immediately preceding year, of this Agreement. The transportation allowance shall be utilized by the Company to purchase or lease a motor vehicle suitable for Officer's position, in each case, with a manufacturer's list price not to exceed Seventy-Five Thousand Dollars ($75,000). The Company also shall pay on behalf of Officer or reimburse Officer in the form of an additional transportation allowance for all parking expenses and for any other motor vehicle related expenses incurred by Officer for which the Company generally pays or reimburses pays or reimburses its Senior Executive Officers, as of the date of this Agreement.

                  (i) Deferred and Supplemental Compensation Programs. The Company shall use commercially reasonable efforts to maintain (A) a deferred compensation plan, and (B) a supplemental executive retirement plan, substantially in the form of the deferred compensation plan and the supplemental executive retirement plan, in each case, maintained by the Company as of the date of this Agreement for the Company's Senior Executive Officers and Officer shall be entitled to participate in such plans or any successors thereto at a participation level not less than the maximum level at which Officer is entitled to participate in such plans as of the date of this Agreement, so long as such participation shall not have a material adverse effect on the Company or its ability to maintain such plans for its Senior Executive Officers as a group, and further provided that if the Company is unable to maintain such plans, it will use commercially reasonable efforts to provide other benefits with substantially equivalent economic value to the Officer. In determining the commercial reasonableness of such efforts, the Company shall be entitled to consider the cost of providing such equivalent benefits to its Senior Executive Officers as a group. The foregoing notwithstanding, but only so long as no Change In Control of the Company shall have occurred, the Company may change or discontinue any such plans if Officer is treated no less favorably than any other Senior Executive Officer under such new benefits. In the event of a Change In Control of the Company, the Company may change or discontinue such plans only so long as the total economic value of the benefits provided to Officer is not diminished. The Company also may change or discontinue such plans at any time to adjust for change in the tax laws, ERISA, or any other applicable laws and regulations promulgated pursuant thereto.

                  (j) Stock Options. Officer shall be granted stock options entitling Officer to purchase 200,000 shares of the Company's Common Stock in accordance with the terms of Exhibit B and the employee benefit plan or plans referenced therein.



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                  (k)      Registration Rights Agreement. Officer and the
Company shall, contemporaneously with the execution of this Agreement, enter into a registration rights agreement substantially in the form attached as Exhibit C hereto.

                  (l) Medical Examinations. The complete cost of an annual physical examination to be conducted by a physician, that is Board certified to be selected by Officer and acceptable to the Committee, shall be borne by the Company if not otherwise paid by insurance furnished by the Company. The Committee of the Board of the Company shall be furnished the results of said physical examination: (i) if Officer should request a leave of absence in excess of the sum of his then accrued annual vacation (including carried over vacation), plus the number of days of paid sick leave previously established by corporate policy or the Committee, or (ii) if Officer shall have been absent from his duties for one hundred eighty (180) consecutive business days in order to establish when or if Officer may be reasonably expected to return to work and perform his duties. Officer shall submit to such annual physical exam upon reasonable notice at any time during any calendar year.

                  (m) Other Compensation. The Company may provide as additional compensation to the Officer such awards of Company securities, including restricted stock grants and stock options, as may be approved in the sole discretion of the Company's Board, the Committee or pursuant to delegated authority therefrom, provided, however, that the Company shall provide Officer with such other benefits as are generally provided to other Senior Executive Officers of the Company after taking into account the grant of stock options provided for above, it being the current judgment of the Committee and Officer that such options currently provide appropriate stock option compensation to Officer for the period January 1, 1998 through December 31, 2000.

         5. LOAN. The Company shall provide Officer with the right to borrow up to $650,000, which right may be exercised at any time and from time to time during the life of this Agreement, subject to the limitations set forth below. Borrowings under such loan shall be secured by a security interest in property reasonably acceptable to the Company (which acceptable security shall include, without limitation, shares of Common Stock of the Company). A draw under such loan may be made by Officer upon reasonable advance notice to the Company, during the initial or any subsequent term of this Agreement; provided, however, that no more than one (1) advancement of funds shall be made in any period of twelve (12) consecutive months. Such loan shall bear interest at a floating rate equal to the interest rate available to the Company for borrowings under the bank credit agreement with the lowest interest rate as in effect as of the most recent date of borrowing (whether total or partial, initial or subsequent) under this provision or, if no such agreement shall exist, at an interest rate equal to the rate of interest on any senior indebtedness of the Company for money borrowed or, if no such indebtedness shall then be outstanding, then at the "prime rate" as established from time to time by First Union National Bank of Georgia, N.A. (such interest rates hereinafter, individually and collectively, the "Reference Rate"). The interest rate on borrowings under the loan shall be adjusted at such times and under such conditions as the applicable Reference Rate with installments of interest only payable annually on December 31 of each year. Upon termination of this Agreement, no advances shall be permitted under the Section and the then



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existing borrowing thereunder (if any) shall be repayable in equal total quarterly installments of principal and interest sufficient to fully amortize the loan over a period of two (2) years. All borrowings under the loan may be prepaid, without penalty, at any time.

         6.       INDEMNITY, PROFESSIONAL AND OFFICERS LIABILITY INSURANCE.

                  (a) The Company agrees to indemnify and save harmless Officer from all liability and costs incurred (including reasonable attorney's fees and disbursements) as a consequence of claims by third parties, whether or not derivatively on behalf of the Company (or, after a Change in Control of the Company as defined in Section 11(a) hereof, by the Company against the Officer or by the Officer against the Company), resulting from or growing out of Officer's past, present or future status as or as a result of his being or having been a director and/or officer of the Company or any subsidiary or affiliate thereof to the full extent permitted by law (provided, however, that the Company shall not obligated to indemnify against any amount paid in settlement unless the Company has consented to such settlement, which consent shall not be unreasonably withheld); so long as (i) Officer shall not have been terminated for Just and Substantial Cause with respect to, or as a result of, the matter for which indemnification is sought, and (ii) acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Company. The termination of any threatened or actual action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Officer did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. The terms, provisions and conditions of the indemnity provided for hereunder shall be in addition to those presently provided for under the Articles of Incorporation and Bylaws of the Company. The terms, provisions and conditions of indemnity under this Agreement shall remain an independent, contractual obligation of the Company to Officer from and after the date hereof regardless of how the Company might hereafter amend or change its Articles of Incorporation or Bylaws to provide for different terms, conditions and provisions of indemnity for other officers and directors of the Company. In the event the Company should amend its articles of Incorporation or Bylaws to provide for different terms, conditions and provisions of indemnity after the effective date hereof, Officer shall be notified in writing of the change. Officer shall thereafter have thirty (30) days to elect in writing to accept the changed conditions of indemnity as a modification to the Company's contractual obligation hereunder or to continue under the terms of indemnity as provided for herein. If Officer fails to make such election, such failure shall be deemed to be an election to continue under the terms of indemnity as provided for herein. The Company's agreement to provide indemnity hereunder shall survive the termination of this contract regardless of the cause of termination. The Company shall advance promptly as incurred reasonable fees and disbursements of counsel for Officer in defending Officer against any claims for which the Company would be so required to indemnify Officer provided (i) Officer shall otherwise comply with such mandatory requirements of Delaware law as may be required for such indemnification and (ii) Officer shall cause such counsel to cooperate fully



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in good faith with such requests as the Company or its counsel may reasonably make in order to endeavor to keep such legal fees at a minimum level consistent with an adequate defense of Officer.

                  (b) Officers and Directors' Liability Insurance. The Company agrees to provide, at no expense to the Officer, insurance insuring Officer in his capacity as an officer and director of the Company in such form and amount substantially equal to that presently maintained by the Company for or covering its Senior Executive Officers and directors or in such other form and amounts as Officer and Company may, from time to time, in good faith agree are reasonable and appropriate for Senior Executive Officers and directors of corporations substantially similar in size to the Company.

         7.       TERMINATION OF EMPLOYMENT BY COMPANY FOR JUST AND
SUBSTANTIAL CAUSE. The Company may terminate Officer's employment at any time for "Just and Substantial Cause" but only after written Notice of Termination (as defined in this Agreement) to Officer as approved by the Board (excluding Officer) as set forth below specifying the cause of such action. Just and Substantial Cause shall mean: (a) conviction of Officer of a crime constituting a felony; (b) commission of an act or acts of dishonesty on the part of Officer when such acts are intended to result, directly or indirectly, in substantial wrongful gain or substantial wrongful personal enrichment of Officer at the expense of the Company; or (c) the engaging by Officer in willful misconduct materially injurious to the Company with respect to which (i) Officer knew or reasonably should have known that such conduct would result in material financial injury to the Company, (ii) such conduct actually results in material financial injury to the Company provided that, in the case of conduct not expressly contrary to the specific directives or policies of the Company as established by the Board or any committee thereof, Just and Substantial Cause shall also require the damage resulting from such conduct shall not have been cured (if the same is reasonably susceptible to cure) within a reasonable time following receipt by Officer of written notice thereof from the Company referring to this Agreement. Notwithstanding the foregoing, Officer shall not be deemed to have been terminated for Just and Substantial Cause unless and until there shall have been delivered to Officer a copy of a resolution duly adopted by the affirmative vote of not less than two-thirds of the entire membership of the Company's Board (excluding Officer) at a meeting of the Board called, duly noticed and held for the purpose (after a reasonable notice to Officer and an opportunity for Officer, together with Officer's counsel, to be heard before the Board), finding that in the reasonable good faith opinion of the Board, Officer was guilty of conduct set forth in the second sentence of this Section 7 and specifying the particulars thereof in detail and that as a result, Officer is being terminated for Just and Substantial Cause. Any termination by the Company pursuant to this Section 7 above shall be communicated by written Notice of Termination. For purposes of any determination by the Board of whether Just and Substantial Cause exists, if the employment of a Management Director is proposed to be severed, the vote of that Management Director on whether Just and Substantial Cause exists shall be ignored and shall not be required for any such purpose of this Agreement. In the event Officer shall be terminated for Just and Substantial Cause, Officer shall be entitled to all salary actually earned prior to termination, vested stock options, vested bonuses, vested restricted shares and all deferred compensation. No severance pay would be owing in the event of termination pursuant to this Section for Just and Substantial Cause.

         8. TERMINATION OF EMPLOYMENT IN THE EVENT OF OFFICER'S ILLNESS OR DISABILITY. Officer and the Company agree that Officer may not reasonably be expected to be able to perform his duties and the essential functions of his office if Officer shall have been absent from his duties with the Company, or not otherwise be performing the duties of his office due to physical or mental illness, in each case, on a full-time basis for one hundred eighty (180) days. Accordingly, if, in the reasonable, good faith opinion of the Board, as a result of Officer's incapacity due to physical or mental illness, Officer shall have been absent from his duties with the Company on a full time basis for one hundred eighty (180) consecutive business days, and within thirty (30) days after written notice of intent to terminate is given by the Company, Officer shall not have returned to the full time performance of his duties, Officer's employment shall be terminated for "Disability", in which event Officer shall be entitled to receive severance benefits under this Agreement and Officer shall be compensated pursuant to the provisions of this Section 8 as if Officer's employment had been terminated under Section 10 of this Agreement without Just and Substantial Cause. Payments of severance benefits under this Section 8 shall be reduced by the present value of any disability payments provided Officer as a result of the coverage maintained pursuant to Section 4(e)(i)(A) or in any other Company-sponsored disability plan providing benefits to Officer and which are payable to Officer in the first three (3) years following Officer's Disability. The present value of such payments shall be determined using the average of the Index for the most recent available twelve (12) months. Officer's employment shall not be terminable under this Section if Officer is absent from his duties upon a bona fide leave of absence granted by the Company other than pursuant to physical or mental illness. In the event that the Company and Officer are unable to agree whether Officer has returned or is able or not able to return to the full time performance of his duties because of sickness or disability said decision shall be made by three physicians, one of whom is to be selected by Officer, one of whom is to be selected by the Board, and the third of whom is to be selected by the previous two. The decision of said three physicians shall be binding upon the parties and the cost of such examinations shall be borne by the Company.

         9.       TERMINATION OF EMPLOYMENT IN THE EVENT OF DEATH DURING
EMPLOYMENT.

                  (a) Subject to Section 9(b) below, if Officer dies during the term of this Agreement, the Company shall pay and provide to Officer's designated beneficiary severance benefits pursuant to this Section 9(a) the same as if Officer's employment had been terminated under Section 10 of this Agreement without Just and Substantial Cause; provided that no benefits need be provided under Section 10(f) with respect to Club membership.

                  (b) If, at any time, there shall exist any dispute between any beneficiary of Officer with respect to the payment or exercise of any benefits hereunder, or if at any time the Company is unable to determine, to the Company's good faith satisfaction, the proper payment of any portion of the benefits or the Company's proper actions with respect to its obligations hereunder, then the Company may, in its sole discretion, take either or both of the following actions:

                           (i)      suspend the performance of any of its
obligations (including without limitation any disbursement obligations) under this Agreement until such dispute or uncertainty shall be resolved to the good faith satisfaction of the Company; provided, however, that the Company shall invest all monies payable hereunder in one or more of the following: (A) direct obligations of the United States of America or obligations the principal of and the interest on which are unconditionally guaranteed by the United States of America; (B) certificates of deposit issued by any bank, bank and trust company, or national banking association, which certificates of deposit are insured by the Federal Deposit Insurance Corporation or a similar governmental agency; (C) any money market fund substantially all of which is invested in the foregoing investment categories; and/or

                           (ii)     petition (by means of an interpleader action
or any other appropriate method) any court of competent jurisdiction in any venue convenient to the Company, for instructions with respect to such dispute or uncertainty, and to the extent required by law, pay into such court, for holding and disposition in accordance with the instructions of such court, all funds payable by it under this Agreement, after deduction and payment to the Company of all fees and expenses (including court costs and attorneys' fees) reasonably payable to, reasonably incurred by, or reasonably expected to be incurred by, the Company in connection with the performance of its duties and the exercise of its rights under this Section 9(b).

The Company shall have no liability to Officer's estate, any beneficiary of Officer or any other Person with respect to any such suspension of performance or disbursement into court, specifically including any liability or claimed liability that may arise, or be alleged to have arisen, out of or as a result of any delay in the disbursement of funds or any delay in or with respect to any other action required or requested of the Company, so long as the Company shall have acted in good faith.

         10. TERMINATION OF EMPLOYMENT WITHOUT JUST AND SUBSTANTIAL CAUSE; CONSTRUCTIVE TERMINATION OTHER THAN IN CONNECTION WITH A CHANGE IN CONTROL.

                  (a) Should the Company (i) change the location of Officer's office or of the Company's principal executive offices from metropolitan Atlanta, Georgia to a place other than a location within fifty (50) miles of the location of the Company's principal executive offices as specified in Section 14 and otherwise within metropolitan Atlanta, Georgia, or change the location of Officer's office from the location of the Company's principal executive office, (ii) fail to appoint or reappoint Officer to the offices and positions Officer holds by virtue of this Agreement or such other position held immediately prior to any Notice of Termination (or to higher or equivalent offices and positions to which Officer agrees in writing, such agreement not to be unreasonably withheld), (iii) make any reduction in Officer's Base Salary,
(iv) adversely change the methodology
pursuant to which Officer's bonus is determined or make any other material adverse change in any of Officer's employee benefits (other than any such benefit which is immaterial or inconsequential or any change which is required by law) (A) unless such change in methodology is binding on all participants in the plan under which Officer's bonus is awarded or does not otherwise discriminate against the Officer, and (B) in the case of benefits, substantially equivalent economic benefits cannot be provided to Officer by commercially reasonable efforts at commercially reasonable cost, (v) make any material change in Officer's function, duties or responsibilities which would cause Officer's position with the Company to become of less responsibility, importance or scope, in any material respect, than the position and attributes thereof immediately prior to the date of this Agreement, (vi) change the person or persons to whom Officer reports at the date hereof (i.e., the Board of Directors) to a person or persons of lesser rank, title or responsibility, (vii) fail to obtain the express written assumption of this Agreement by any successor of the Company or any assignee of all or substantially all of its assets at or prior to such succession or assignment (such succession or assignment not relieving the Company of any liability hereunder), (viii) breach this Agreement in any material respect which is not cured within fifteen (15) days after written notice from Officer to the Company, or (ix) fail to renew this Agreement for not less than an additional five (5) year term on terms materially no less favorable to Officer (in the event the Company gives notice pursuant to Section 2 of its decision not to automatically renew this Agreement, then the failure to renew shall be deemed to occur at the end of the initial term or, if this Agreement has been renewed at the end of the then current term), Officer shall be entitled to (A) resign from the Company's employ and (B) receive severance benefits under this Agreement as set forth in the remainder of this Section 10 (regardless of whether Officer resigns) upon the giving of Notice of Termination from Officer to the Company (unless in any case referred to in the preceding clauses (i) through (ix), the Company shall at such time have grounds to terminate Officer for Just and Substantial Cause and shall have delivered to Officer a copy of a resolution of the Board contemplated by Section 10 hereof except that it does not specify that Officer is being terminated at that time). The occurrence of one or more of the events described in clauses (i) through (ix) above are hereinafter referred to as a "Constructive Termination."

                  (b) Base Salary and Bonus Based Severance Benefits. The Company shall pay to Officer (or, in the event of his death, pay his beneficiary or beneficiaries or his estate, as the case may be), as severance benefits under this Section:

                           (i)      a lump sum on the thirtieth (30th) day
following the Date of Termination, in an amount equal to the sum of (a) Officer's full Base Salary through the Date of Termination to the extent such Base Salary has not previously been paid through such date, at the rate in effect at the time written notice of termination is given and (b) any bonus or awards theretofore made to Officer which have not yet been paid to Officer; and

                           (ii)     a lump sum, also on the thirtieth (30th) day
following the Date of Termination, in an amount equal to three (3) times the average of: the sum of Officer's annual Base Salary plus all bonuses paid to Officer during the twenty-four (24) month period immediately preceding the Date of Termination. For purposes of this Agreement, salary and bonus are deemed paid when earned and are not affected by the deferral of any compensation.

                  (c) Insurance Benefits. The Company, at its expense, shall maintain in full force and effect, for the continued benefit of Officer, his spouse and dependents until the earlier of: (i) the third anniversary of Officer's Date of Termination; (ii) eighteen (18) months after Officer's Date of Termination if at such time Officer, his spouse or dependents, as applicable, is uninsurable under the Company's life, accident, medical and dental insurance plans; or (iii) the date Officer, his spouse and dependents become entitled to participate in similar plans, programs or arrangements provided by Officer's subsequent employer: all life, accident, medical and dental insurance benefit plans and programs or arrangements in which Officer, his spouse and dependents were entitled to participate immediately prior to the Date of Termination provided that the continued participation of Officer, his spouse and dependents, as applicable, is possible under the general terms and provisions of such plans and programs. In the event that the participation of Officer, his spouse or dependents in any such plan or program is barred, the Company shall arrange to provide Officer, his spouse or dependents, as the case may be, to the fullest extent permitted by law or applicable regulation for a period of not less than thirty-six (36) months (eighteen (18) months if the reason the participation of Officer, his spouse or dependents are barred is that Officer, his spouse or dependents, as applicable, are uninsurable) following Officer's Date of Termination, with benefits substantially similar to those which Officer, his spouse and dependents would have been entitled to receive under such plans and program; provided, however, that, if the reason Officer, his spouse or dependents are barred is not the fact that one or more of such persons are uninsurable and such reasons are applicable to the Company's Senior Executive Officers, as a whole, then, unless a Change In Control of the Company shall have occurred, the Company need only use commercially reasonable efforts to provide benefits beyond eighteen (18) months and that, for purposes of determining the commercial reasonableness of providing substantially similar benefits, costs which are similar to the cost Officer would incur for such benefits by making a COBRA election for such period shall be considered reasonable.

                  (d) Stock Options & Restricted Stock. Simultaneous with the Date of Termination (other than in the case of Officer's voluntary resignation, other than under circumstances as contemplated by the definition of Date of Termination, including, without limitation, Sections 10(a) and 11(a) of this Agreement, or a termination for Just and Substantial Cause) (i) all stock options which have theretofore been granted to Officer shall immediately vest and be exercisable, and (ii) all restrictions on all restricted stock awards shall terminate and such shares shall immediately vest, in each case, regardless of any contrary provisions in any employee benefit plan or other agreement under which such stock options or restricted stock awards were granted. In the event Officer voluntarily terminates his employment under circumstances in which this
Section 10(d) does not apply, vesting, acceleration and removal of restrictions shall be governed by the applicable award agreement and plan under which such securities were awarded.

                  (e) Motor Vehicle. As a further benefit, the Company, at its expense, shall cause to be vested in Officer, free and clear title to the motor vehicle then being furnished to Officer by the Company at or prior to Officer's Date of Termination.

                  (f) Club Membership. As a further benefit, the Company shall, at its expense, use its best efforts to cause the conversion of the Company's corporate membership in the Golf Club of Georgia into a comparable individual membership and the transfer of such membership to Officer, provided that, in no event, shall the cost to the Company to transfer such membership exceed $1,000.

                  (g) Payments In the Event of Constructive Receipt. As a further benefit, if at any time it is determined that Officer must include a portion or all of the severance benefits provided pursuant to this Section in Officer's gross income for federal income tax purposes prior to the time Officer receives payment of such benefits, then the Company agrees to pay Officer, as soon as administratively feasible, an amount of cash sufficient to enable Officer to pay the full federal and state tax liability attributable to the inclusion of the severance benefits, or a portion thereof, in Officer's gross income. Any cash so paid to Officer shall directly reduce the amount of future installments, pro rata, of severance benefits payable to Officer as provided hereunder.

         11.      TERMINATION IN THE EVENT OF A CHANGE IN CONTROL.

                  (a) Except as otherwise expressly provided in Sections 11(c) and 11(d) below, no benefits shall be payable under this section unless and until (i) there shall have been a "Change in Control of the Company," as defined in this Section 11, and (ii) Officer is then an employee of the Company or, if Officer is not then an employee of the Company, Officer's employment was severed within six (6) months prior to such Change in Control of the Company for any reason other than for Just and Substantial Cause.

                  (b) In the event of a Change in Control of the Company, Officer shall have, in addition to any other rights provided under this Agreement, the right to terminate his employment under this Agreement by (i) resignation on not less than sixty (60) days' prior written notice given within six (6) calendar months after the occurrence of the Change in Control of the Company. If the Company shall terminate Officer's employment in connection with a Change in Control of the Company as defined in Section 11(a) above, or if Officer shall resign from the Company under circumstances referred to in this
Section 11(b), then the Company shall (i) pay and provide to Officer as severance pay under this Section the compensation and benefits which would be payable under, and provided pursuant to, Section 9 in the event of the termination of Officer's employment without Just and Substantial Cause, and (ii) pay and provide the additional benefits set forth in this Article 11.

                  (c) Option Exercise Loan. In order to facilitate the exercise of options and other rights to purchase Company Stock awarded under employee benefit plans, the Company shall, in the event Officer's employment with the Company is severed without Just and Substantial Cause within one (1) year following a Change in Control, make, if Officer so requests, an unsecured loan to Officer (without the necessity of Officer demonstrating financial need or otherwise) in an amount not less than the sum of the aggregate exercise price of such options plus the amount of state and federal income tax payable by Officer in respect of such exercise (an "Exercise Loan"). Such Exercise Loan shall be for a three (3) year term and bear interest at the generally prevailing prime commercial rate at the time of such loan. If the Company shall so request, the Exercise Loan shall, if and to the extent legally permissible, be secured by a pledge of the Common Stock purchased pursuant to the exercise of the stock options or other rights, plus such number of other shares of Common Stock owned by Officer, if any, as are necessary to meet any applicable federal margin rules. In no event will Officer be required to pledge any other security, including without limitation, the pledge of any options or rights to purchase Common Stock held by Officer. Officer shall, promptly and, in no event later than thirty (30) days after the date of sale, use the Net Proceeds (as defined below) from any sale of Common Stock acquired with the proceeds of the Exercise Loan to prepay such loan, in whole or in part. For purposes of this Section, Net Loan Proceeds means the net proceeds from the sale of such stock after deduction for all applicable transaction costs incurred in connection with such sale and all applicable taxes on such sale and the proceeds thereof. In the case of taxes not yet due and payable, the amount of taxes may be based on Officer's reasonable good faith estimate of such liability.

                  (d) Excess Parachute Payment. In the event that any payment or benefit, or any combination of payment or benefits, to Officer hereunder with respect to a termination in connection with a Change in Control of the Company is determined to be an "excess parachute payment" pursuant to
Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), then the Company, at the time such determination becomes final, shall pay to Officer, as additional severance pay, an amount which would equal, after deducting all state and federal income taxes incurred by the Officer with respect to receipt of such payment, would equal to the excise tax, if any, imposed on Officer pursuant to Section 4999 of the Code.

                  (e) Certain Legal Fees. In addition to the rights provided to Officer by Section 12 of this Agreement, the Company shall pay all costs, legal fees and expenses as and when incurred by Officer in connection with Officer's interpretation of, or determinations under any actual, threatened or contemplated litigation or legal or administration or other proceeding involving the provisions of this Section 11, whether or not initiated by Officer.

                  (f) Duty to Provide Services Prior to Change In Control. In the event any "person" or "group" of persons (as defined in Section 11(a) above) begins a tender or exchange offer, circulates a proxy to stockholders or takes other steps to effect a Change in Control of the Company, Officer agrees that Officer will not voluntarily leave the employ of the Company, and will render services to the Company commensurate with Officer's position, until such "person" or "group" has abandoned or terminated efforts to effect a Change in Control of the Company or until a Change in Control of the Company has occurred.

         12. LEGAL FEES; MITIGATION OF DAMAGES. The Company shall reimburse, as and when incurred, such costs, legal fees and expenses as may be reasonably incurred by Officer in contesting or disputing any such termination, or in seeking to obtain or enforce any right or benefit provided by this Agreement, and Officer shall have no obligation to reimburse the Company for such costs if Officer is successful in any material respect in connection with enforcing any of Officer's rights or the Company's obligations under this Agreement in such dispute. Officer shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise, nor shall the amount of any payment provided for in this Agreement be reduced by any compensation earned by Officer as the result of employment by another employer after the Date of Termination, or otherwise. The Company and its subsidiaries shall have no right to set off payments owed to Officer under this Agreement against amounts claimed to be owed by the Officer to any of such Persons under this Agreement or otherwise, but shall be entitled (in each case without duplication) to offset any payments owed against amounts owed to such Persons which are evidenced by one or more final, non-appealable judgments in favor of such Persons against Officer.

         13.      SUCCESSORS; BINDING AGREEMENT.

                  (a) The Company will require any successor (whether direct or indirect, by purchaser, merger, consolidation or otherwise) to the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such agreement shall constitute a material breach of this Agreement and shall entitle Officer to compensation from the Company in the same amount and on the same terms as Officer would be entitled hereunder if such succession had not occurred, except that for purposes of implementing the foregoing, the date of which any such succession becomes effective shall be deemed the Date of Termination. In connection with any transaction with, or any proposed transaction with, any successor to the Company approved or recommended by Officer and the Board, Officer agrees to consider, but shall not be obligated to agree to, a waiver, deferral or amendment of any right or benefit conferred on Officer under this Agreement, if requested in good faith by the Board of the Company. As used in this Agreement, "Company" shall mean the Company and its Significant Subsidiaries as hereinbefore defined and any successor to its consolidated business and/or assets as aforesaid which executes and delivers the agreement provided for in this Section 13 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law. The obligations of the Company and its Significant Subsidiaries shall be joint and several.

                  (b) This Agreement shall inure to the benefit of and be enforceable by Officer's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Officer should die while any amounts are still payable to Officer hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Officer's devisee, legatee, or other designee of, if there be no such designee, to Officer's estate.

                  14. NOTICE. For the purposes of this Agreement, notices, Notices of Termination, and all other communication provided for in this Agreement shall be in writing and shall be deemed to have been duly given only when personally delivered or mailed by United States certified mail, return receipt requested, postage prepaid, addressed as follows:

                        If to the Company:

                        Scientific Games Holdings Corp.
                        1500 Bluegrass Lakes Parkway
                        Alpharetta, Georgia  30004
                        Attention:  C. Gray Bethea, Jr.
                                    Vice President and General Counsel

                        If to Officer:

                        William G. Malloy
                        9220 Stonemist Trace
                        Roswell, Georgia  30076

or, in either case, to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

         15. MISCELLANEOUS. Officer's interest in the severance benefits hereunder is an unsecured claim against the general assets of the Company. To the extent that any applicable state or federal law, rule or regulation confers upon Officer any greater benefit or right than that set forth in this Agreement, such law, rule or regulation shall control in lieu of the provisions hereof relating to such benefit or right.

         16. ADDITIONAL REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to Officer that this Agreement is the legal, valid and binding agreement of the Company, that the Company has full power and authority to enter into this Agreement without further action, and that the Company is not now and will not in the future become a party to any contract, agreement or understanding which would prevent the fulfillment by the Company of its obligations under this Agreement. To the extent that any applicable state or federal law, rule or regulation confers upon Officer any greater benefit or right than that set forth in this Agreement, such law, rule or regulation shall control in lieu of the provisions hereof relating to such benefit or right. The Company will, upon Officer's request, whether in connection with a Change of Control of the Company or otherwise, cause this Agreement to be expressly confirmed and ratified by its Board. Failure to cause such action to be taken shall be a material breach and shall entitle Officer to liquidated damages as provided below; it being agreed by the parties that the actual damages which might be sustained by Officer by reason of the Company's breach of this Section are uncertain and difficult to ascertain. It is further agreed that in the event of the breach of any of the representations, warranties or covenants contained in this Section, that the Officer shall be entitled to an amount equal to all sums which would be payable under Sections 10 and 11 in the event of a Change in Control of the Company the same as if (i) Officer's employment had been terminated under
Section 10 of this Agreement, and (ii) a Change In Control had occupied under
Section 11 of this Agreement even though a triggering event may not have otherwise occurred with respect to such sections. The parties agree that this sum is reasonable and just compensation for such breach and in the event of a breach, Company agrees to pay, and Officer agrees to accept such sum, as liquidated damages, and not as a penalty.

         17. VALIDITY. The invalidity or unenforceability of any provision of this Agreement shall not effect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and still be legal, valid or enforceable. It is acknowledged that any payment which may be made by the Company to Officer under this Agreement is in the nature of employment and/or severance and not a penalty payment. Should the obligation to make any payment hereunder be held to be void or voidable as a penalty by a final non-appealable court of competent jurisdiction, this Agreement shall be deemed to provide an obligation on the part of the Officer to render such consulting services as the Company may reasonably request during the period of and in exchange for such payments as would otherwise have been made by the Company as severance benefits and the parties agree such payments shall constitute reasonable compensation for the value of Officer's services during such period.

         18.      OFFICER'S OBLIGATIONS UPON TERMINATION OF EMPLOYMENT.

                  Upon the termination of his employment hereunder for whatever reason (other than death) Officer shall:

                  (a) Forthwith tender his resignation from any directorship or office he may hold in the Company; and

                  (b) Not at any time represent himself still to be connected or to have any connection with the Company.

         19.      EFFECT OF TERMINATION.

                  The provisions of this Agreement shall survive the termination of this Agreement and the termination of Officer's employment with the Company to the extent required to give full effect to the covenants and agreements contained herein.

         20.      CONFIDENTIALITY.

                  (a) Officer agrees that, both during the term of this Agreement and after the termination of this Agreement, Officer will hold in a fiduciary capacity for the benefit of the Company, and shall not directly or indirectly use or disclose, except as authorized by the Company in connection with the performance of Officer's duties, any Confidential Information, as defined hereinafter, that Officer may have or acquire (whether or not developed or compiled by Officer and whether or not Officer has been authorized to have access to such Confidential Information) during the term of this Agreement. The term "Confidential Information" as used in this Agreement shall mean and include any information, data and know-how relating to the business of the Company that is disclosed to Officer by the Company or known by him as a result of his relationship with the Company and not generally within the public domain (whether constituting a trade secret or not), including without limitation, the following: financial information, supply and service information, marketing information, personnel information, customer information and information with respect to any corporate affairs that the Company agreed to treat as confidential.

         The term "Confidential Information" does not include information that has become generally available to the public by the act of one who has the right to disclose such information without violating any right of the Company or the client to which such information pertains.

                  (b) The covenant contained in this Section 20 shall survive the termination of Officer's employment with the Company for any reason for a period of three (3) years; provided, however, that with respect to those items of Confidential Information which constitute trade secrets under applicable law, Officer's obligations of confidentiality and non-disclosure as set forth in this Section 20 shall continue to survive after said three (3) year period to the greatest extent permitted by applicable law. These rights of the Company are in addition to those rights the Company has under the common law or applicable statutes for the protection of trade secrets.

         21.      NON-COMPETITION.

                  (a) So long as Officer is employed by the Company, and for a period of three (3) years after termination of his employment for any reason, Officer agrees not to engage in any "Competitive Activity" within the "Noncompete Territory" (as those terms are defined in subsection (b) below).

                  (b) As used herein, the term "Noncompete Territory" shall mean any geographic area in which the Company has business or operations which were performed, supervised by or assisted in by the Officer, or in which the Company has customers or actively sought prospective customers with whom Officer had Material Contact while employed by the Company. As used herein, the term "Competitive Activity" shall mean any activity in which the Officer directly or indirectly owns, manages, operates, controls, is employed by (either as an Officer or independent contractor) or participates in the ownership, management, operation or control of, any business (a "Competitor") that is engaged in the manufacture or distribution of lottery products and services that are comparable in type to the lottery products and services manufactured, distributed or provided by the Company.

                  (c) "Material Contact" shall, for the purposes of Sections 21(b) and 22(a) of this Agreement, exist between Officer and each customer or potential customer: (i) with whom Officer dealt; (ii) whose dealings with the Company were coordinated or supervised by Officer; (iii) about whom Officer obtained confidential information in the ordinary course of business as a result of Officer's association with the Company; or (iv) who receives products or services authorized by the Company, the sale or provision of which results or resulted in compensation, commissions, or earnings for Officer, directly or indirectly, within two (2) years prior to the date of termination of Officer's employment with the Company.

                  (d) For purposes of this Agreement, the determination of whether a particular geographic area is within the Noncompete Territory or whether a particular activity is a Competitive Activity shall be made at the earlier of the time that enforcement of this covenant is sought, or the date the Officer ceases, for any reason, to be an Officer of the Company.

                  (e) The Company and Officer acknowledge and agree, based upon the current activities of the Company and a good faith projection of its future activities, that the Noncompete Territory shall be presumed to be the entire world; provided, however, that in the event this presumption is in conflict at the time of determination with the definition contained in subsection (b) above, then the Noncompete Territory shall comprise only that portion of the world as falls within such definition.

                  (f) Nothing herein contained, however, shall restrict the Officer from making any investments in not more than four and nine-tenths percent (4.9%) of the voting securities in any Person whose stock is listed on a national securities exchange or actively traded in the over-the-counter market, so long as such investment does not give the Officer the right to control or influence the policy decisions of any such business or enterprise which is, or might be, directly or indirectly in competition with the Business of the Company.

                  (g) The provisions of this Section 21 shall survive the termination of the Officer's employment hereunder, irrespective of the reason therefor until three (3) years after the date of termination.

         22.      NON-SOLICITATION OF EMPLOYEES AND CUSTOMERS.

                  (a) Officer agrees that he will, for so long as he is employed hereunder and for a period of three (3) years after termination of his employment, refrain from (i) recruiting or hiring, or attempting to recruit or hire, directly or by assisting others, any other employee of the Company who is employed by the Company or any successor or affiliate of the Company, if the Company or its successor or affiliate is then engaged in the business of manufacturing or distributing products or providing services that are the same as or substantially comparable in type to the products manufactured or distributed by, or the services provided by, the Company or any of its Affiliates at such time of termination were being and continue to be provided by the Company, unless such employee (1) resigns voluntarily (without any solicitation from Officer or his Affiliates, or (2) is terminated by the Company or its Affiliates, or (ii) soliciting, enticing or inducing any Person with whom Officer had Material Contact, that then presently is, or at any time during such period shall be, a customer or potential customer of the Company, or any of its Affiliates, to become a customer of any other Person for products or services the same as, or comparable in type to, those products and services which, at such time of termination, were being and continue to be provided by the Company or any of its Affiliates and the Officer shall not approach any such Person for such purpose or authorize or knowingly approve the taking of such actions by any other Person, or assist any such Person in taking such action.

                  (b) The provisions of this Section 22 shall survive the termination of the Officer's employment hereunder, irrespective of the reason therefor until three (3) years after the date of termination.

         23.      TOLLING OF PERIOD OF RESTRAINT.

                  Officer hereby expressly agrees that any purported violation of the restraints set forth in Sections 20 through 22 shall automatically toll and suspend the period of the restraint for the amount of time from the date Officer or the Corporation commences litigation with respect to the enforceability of such provisions and/or such purported violation until a final, non-appealable decision is rendered or the parties otherwise resolve the purported violation; provided that the applicable period of restraint shall not be extended unless there shall have been a violation of the restraints set forth in the applicable section at issue during such period of time.

         24.      ACKNOWLEDGMENTS.

                  Officer hereby acknowledges and agrees that the restrictions contained in Sections 20, 21 and 22 are fair and reasonable and necessary for the protection of the legitimate business interests of the Company. Officer acknowledges that in the event Officer's employment with the Company terminates for any reason, Officer will be able to earn a livelihood without violating the restrictions contained in Sections 20, 21 and 22. Officer acknowledges that such restrictions are a material condition to Officer's employment and continued employment with the Company.

         25.      RIGHTS TO MATERIALS.

                  All records, files, memoranda, reports, price lists, customer lists, drawings, plans, sketches, documents and the like (together with all copies thereof) relating to the business of the Company, which Officer shall use or prepare or come in contact with in the course of, or as a result of, his employment shall, as between the parties hereto, remain the sole property of the Company. Upon the termination of his employment or upon the prior demand of the Company, he shall immediately return all such materials and shall not thereafter cause removal thereof from the premises of the Company; provided that, for the avoidance of doubt, upon termination of his employment, Officer shall be entitled to retain or to have furnished to him, at Company expense the following documents: originals of Officer's appointment and desk calendars, copies of travel and entertainment reports and requests for reimbursement and associated supporting documentation; and further provided that, for the avoidance of doubt, the Company shall be entitled, at its sole cost and expense, to make copies of the foregoing original records which officer is entitled to retain, provided that if Officer's employment is terminated, a request to copy any original records to which Officer is entitled must be communicated by Notice to Officer no later than sixty (60) days following the termination of his employment.

         26.      INVENTIONS.

                  Officer will promptly disclose to the Company and to no other, any Invention (as hereinafter defined) which Officer may conceive or make either alone or in conjunction with others during his employment by the Company or which Officer may conceive or make within one (1) year after termination of his employment with the Company for any reason. Moreover, Officer will execute all papers deemed proper by Company to enable it, at its expense, to prepare and file any and all original, divisional, continuation, continuation-in-part, refile, renewal, reissue and other applications for Letters Patent of the United States and of other countries covering such Inventions, to establish and maintain the Company's title to and obtain for the Company or its designee patents on said applications or any other patent owned or claimed by the Company, all at the option of the Company, and to vest the Officer's entire right, title and interest in and to said Inventions, patent applications and patents in the Company or its designee. Officer will also execute all such proper and necessary papers to perfect or otherwise protect the Company's rights in such Inventions as may be presented to the Officer at any time during or after the termination of his employment with the Company. For purposes of this provision, the term "Invention" shall mean and include any invention or technical information related to the business of the Company in the nature of a new design, art, machine, process, formula, procedure, computer program, method of manufacture, composition matter or any new or useable improvements thereof, whether or not patentable.

         27.      WORKS MADE FOR HIRE.

                  All Works (as hereinafter defined) and all copyrights and other rights, titles and interests whatsoever in and to the Works, belong solely, irrevocably and exclusively throughout the world to the Company as "works made for hire." Moreover, if and to the extent any court or agency should conclude that the Works (or any of them) do not constitute or qualify as a "work made for hire" the Officer hereby assigns, grants and delivers, solely, irrevocably, and exclusively throughout the world unto the Company, all copyrights and other rights, titles and interests whatsoever in and to Works. Officer shall execute (whether or not any court or agency has concluded that the Works, or any of them, do not constitute or qualify as "works made for hire") such further grants and assignments of all rights which the Company from time to time reasonably may request for the purpose of evidencing, enforcing, registering or defending its complete, exclusive, perpetual and worldwide ownership of the Works. Without limiting the preceding provisions of this Section, Officer acknowledges and agrees that the Company may edit and otherwise modify, and use, publish and otherwise exploit, the Works (and any of them or part of them) in any media and in such manner as the Company in its sole discretion may determine, provided, however, that the Company shall expressly disclaim Officer's involvement with any edited or modified work unless Officer shall consent to the use of his name with respect thereto. For purposes of this provision, the term "Works" shall mean and include all writings, tapes, recordings, computer programs and other works in any tangible medium of expression, regardless of the form of the medium, which have been or are prepared by the Officer, or to which the Officer contributes, in connection with his employment by the Company, whether created within or without the Company's facilities and whether created before, during or after normal business hours.

         28. INJUNCTIVE RELIEF. Officer understands, acknowledges and agrees that in the event of a breach or threatened breach of any of the covenants and promises contained in Sections 20, 21, 22, 26, and 27, the Company will suffer irreparable injury for which there is no adequate remedy at law and the Company will therefore be entitled to injunctive relief enjoining said breach or threatened breach. Officer further acknowledges, however, that the Company shall have the right to seek a remedy at law as well as or in lieu of equitable relief in the event of any such breach.

         29. ENTIRE AGREEMENT; CHOICE OF LAW. This Agreement sets forth the entire understanding of the parties and supersedes all prior agreements or understandings, whether written or oral, with respect to the subject matter hereof. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. The validity, interpretation construction and performance of this Agreement shall be governed by the laws of the State of Georgia and any applicable federal laws of the United States of America. No terms, conditions, warranties, other than those contained herein, and no amendments or modifications hereto shall be binding unless made in writing and signed by the parties hereto. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by Officer and a Senior Executive Officer of the Company or such other employee of the Company as may be specifically designated by the Board of the Company, whose authority is evidenced by a resolution of the Compensation Committee and such other Committee or the entire Board as necessary to establish the authority of such Senior Executive Officer or such employee of the Company as may be specifically designated by the Board of the Company. No waiver by either party hereto at any time of any breach by the other part hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

         30. BINDING EFFECT. This Agreement shall extend to and be binding upon and inure to the benefit of the parties hereto, their respective successors and assigns; provided, however, that neither party shall have the right to assign this Agreement without the prior written consent of the other party hereof, which consent shall not unreasonably be refused upon the provision of assurances of performance reasonably satisfactory to Officer and assumption of the Agreement in the manner contemplated herein. Officer may not assign, pledge or otherwise hypothecate Officer's interest in the severance benefits payable hereunder, and any attempt by Officer to do so will not be recognized by the Company.

         31. TITLES. Titles of the headings herein are used solely for convenience and shall not be used for interpretation or construing any work, section clause, paragraph, or provision of this Agreement.

         32. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument.

         33. ENFORCEMENT. The provisions of this Agreement may be enforced by all legal and equitable remedies available to the parties including specific performance and injunction. Nothing herein shall be construed as prohibiting either party from pursuing any other remedies available to it, including recovery of damages.

         34. CONSTRUCTION. Each of the parties has agreed to the use of the particular language of the provisions of this Agreement and all attached Exhibits, and any questions of doubtful interpretation shall not be resolved solely by any rule or interpretation against the draftsman but rather in accordance with the fair meaning thereof. The Company acknowledges it was represented by independent counsel in connection with the negotiation and execution of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first written above.

                                SCIENTIFIC GAMES HOLDINGS CORP.


                                By:
                                    -------------------------------------------
                                    Cliff O. Bickell
                                    Vice President and Chief Financial Officer

                                Attest

                                By:
                                    -------------------------------------------
                                    C. Gray Bethea, Jr.
                                    Its:  Vice President and General Counsel

Accepted and Agreed as of the
date first above written:



-----------------------------------------
(Signature)

WILLIAM G. MALLOY
(Print Name)

                                    EXHIBIT A

                          INCENTIVE COMPENSATION PLANS


ANNUAL INCENTIVE COMPENSATION PLAN

         An Annual Incentive Compensation Plan (the "AICP") has been instituted by the Company which provides an annual cash bonus plan for senior management. The amount of the annual bonus shall be determined annually by the Compensation Committee (the "Committee") of the Board of Directors of the Company in relation to results achieved by participants in the AICP based on the degree of achievement by the Company of its strategic and financial targets for the preceding year. The degree to which the targets are achieved will produce a payout for participants proportionately greater for above target performance and proportionately smaller for below target performance. Targets may include, but are not limited to, such items as earnings before interest, taxes, depreciation and amortization ("EBITDA"), earnings per share ("EPS"), stock price levels, cash flow and operating income as established by the Committee after consultation with the Chief Executive Officer or pursuant to authority delegated by the Committee.

         Under the AICP, Officer shall be eligible initially for incentive compensation of 48% of his Base Salary at December 31 of any year for performance at target. Bonus payments to Officer under the AICP will be in accordance with each AICP, as approved by the Committee. Enhancements to amounts annually payable under the AICP may be made by the Committee, at its discretion, based on the officer's individual evaluation and performance and any such enhancement payments (or lack thereof) need not be uniform with respect to individual performance based payments to other Executive Officers, including, without limitation, Senior Executive Officers. Under the AICP, Officer will be eligible for incentive compensation according to the terms of the AICP, as approved from time to time by the Committee.

         The AICP shall be subject to amendment, modification and interpretation by the Committee provided that any such amendment, modification or interpretation shall not materially reduce the right of Officer to any payment or benefit earned thereunder and provided that any amendment, modification or interpretation of the AICP shall be binding on all participants affected thereby.


INTERMEDIATE INCENTIVE COMPENSATION PLAN

         An Intermediate Incentive Compensation Plan ("IICP") has been established by the Company. Under the IICP, Officer is eligible for, and annual cash bonuses are earned based on, the Company's achievement of a specified financial performance goal based upon the compounded growth in the Company's earnings per share over rolling three-year periods beginning with the three-year period ending December 31, 1995. If the Company's actual results fall short of the performance goal specified during any three-year period, no amounts will be payable under the IICP for such three-year period; however, if the target is met or exceeded, Officer will be eligible to receive a cash bonus payable over the following three (3) years. To receive any payment under the IICP, Officer must be an employee of the Company on the first business day of any year in which payments become payable. The total amount payable to Officer will vary within the range established under the IICP, with a minimum amount specified for meeting the target and a maximum amount specified for exceeding the target by a specified percentage or more. Under the IICP, Officer will be eligible for incentive compensation according to the terms of the IICP, as approved from time to time by the Committee.

         The IICP shall be subject to amendment, modification and interpretation by the Committee provided that any such amendment, modification or interpretation shall not materially reduce the right of Officer to any payment or benefit earned thereunder and provided that any amendment, modification or interpretation of the IICP shall be binding on all participants affected thereby.

                                    EXHIBIT B

                         SCIENTIFIC GAMES HOLDINGS CORP.
                      FORM OF STOCK OPTION AWARD AGREEMENT

         You have been selected to be a Participant in the Scientific Games Holdings Corp. 1996 Key Employee Stock Option Plan (the "Plan") as specified below.

         The Plan provides complete details of all of your rights under the Plan and this Award Agreement, as well as all of the conditions and limitations affecting such rights. All capitalized terms appearing in this Award Agreement shall have the meanings ascribed to them in the Plan or that certain Employment and Severance Benefits Agreement between Participant and the Company dated as of January 1, 1998 (the "ESBA"), as the context requires. If there is any inconsistency between the terms of this Award Agreement and the terms of the Plan, the Plan's terms shall completely supersede and replace the conflicting terms of this Award Agreement.

         1.       NUMBER OF SHARES GRANTED UNDER THIS OPTION: 200,000

         2.       DATE OF GRANT: November 18, 1998

         3.       EXERCISE PRICE: $
                                   --------------------------------

         4. EXERCISE OF OPTIONS: Subject to the terms of the Plan, the Shares covered by this Option may be purchased according to the following schedule:


                                   Portion of Option      Cumulative Number of
                                     Which Becomes        Shares Which May Be
                 Date                 Exercisable              Purchased

            January 1, 2000              50,000                  50,000

            January 1, 2001              50,000                 100,000

            January 1, 2002              50,000                 150,000

            January 1, 2003              50,000                 200,000


         5. EXPIRATION DATE OF OPTION: January 1, 2008 subject to Plan provisions in the case of death or permanent disability.

         6. RESTRICTION ON TRANSFERABILITY: A Participant may not sell, pledge, encumber, transfer or by pursuant to a gift, or bequest or otherwise transfer or dispose of, and may not permit to be sold, pledged, encumbered or transferred or disposed of in any manner, all or any portion of, or any direct interest in, any Shares acquired pursuant to the Plan, except:

                  (a) that options granted hereunder may be transferred by the Participant, subject to such rules as the Committee may adopt to preserve the purposes of the Plan, to one or more of:

                           (i)      the Participant's spouse, children or
grandchildren, parents, grandparents,[siblings, mothers-in-law, fathers-in-law, sons-in-law, daughters-in-law, brothers-in-law and sisters-in-law (including, in each case, adopted and step relationships) (collectively, the "Immediate Family");

                           (ii)     a trust or trusts solely for the benefit of
the Participant and/or his or her Immediate Family; or

                           (iii)    a partnership or limited liability company,
the partners or shareholders of which are limited to the Participant and his or her Immediate Family members;

(each transferee described in clauses (i), (ii) and (iii) above is hereinafter referred to as a "Permitted Transferee"); provided that (A) the Participant gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the Participant in writing that such a transfer would comply with the requirements of the Plan and this award agreement, (B) such transfer can be effected at no out-of-pocket cost to the Company, (C) such transfer will not result in a material adverse effect on the Company or any plan under which such options were granted, and (D) the Participant shall have appointed, and given written notice to the Company of the same, not less than three (3) Persons (at least one of whom shall be a law firm, trust department of a bank, or other institutional fiduciary), each ready, willing and able at the time of appointment to serve as guardian or similar advisor if Participant is found to be mentally incompetent or as a representative of Participant's estate (hereinafter, a "Representative"), in each case, for the purpose of acting on behalf of Permitted Transferees under this Agreement, including, without limitation, Section 8 hereof. For purposes of this Agreement, Participant shall designate from his Representatives (i) a primary Representative, (ii) a first alternate Representative (who shall serve as the Representative hereunder if the primary Representative(s) is unwilling or unable to serve, and (iii) a second alternate Representative(s) (who shall serve as the Representative hereunder if both the primary Representative and the first alternate Representative(s) are unwilling or unable to serve. The Participant may require that one or more of the primary Representative, the first alternate Representative or the second alternate Representative act in concert to take any action on behalf of the Permitted Transferees. No transfer of Options awarded by this Agreement shall be permitted unless or until the Participant shall have furnished notice to the Company of the identity of Participant's Representatives and such other information as the Company reasonably may request to confirm that such Persons are ready, willing and able to act as a Representative hereunder. The

Participant may, from time to time, change the identity and priority of one or more Persons serving as a Representative of Participant by notice to the Company, given as provided in that certain Employment and Severance Benefits Agreement between the Participant and the Company, dated as of January 1, 1998.

         The terms of any option transferred in accordance with the immediately preceding sentence shall apply to the Permitted Transferee, except that (a) a Permitted Transferee shall not be entitled to transfer any options, other than by will or the laws of descent and distribution; and (b) Permitted Transferee shall not be entitled to exercise any transferred options unless there shall be in effect a registration statement on an appropriate form covering the shares to be acquired pursuant to the exercise of such option, if the Committee determines that such a registration statement is necessary or appropriate; and

                  (b) or otherwise as further permitted by the Plan and, in each case, in accordance with and subject to the terms of the Plan and this Award Agreement.

         Any transfer by the Participant contrary to the terms of the Plan shall be void and shall vest no right, title, or interest in the transferee.

         7. ACCELERATED EXERCISABILITY: In the event the employment of a Participant is terminated, either voluntarily or involuntarily, by reason of death, permanent disability, or Change in Control or Constructive Termination, except, in each case, with Just and Substantial Cause, all Shares under this Option shall become immediately exercisable one hundred percent (100%), and shall remain exercisable for their entire term and any period of restriction shall immediately terminate. In the event Participant otherwise voluntarily terminates his employment with the Company, Options shall vest and be exercisable only as provided for by the ESBA or the Plan.

         8. MANNER OF EXERCISE: As further described in the Plan, a Participant entitled to exercise the Option or any portion thereof may do so by delivering written notice of exercise in person or addressed and mailed, certified mail, postage-prepaid, to the Company at its executive office in Alpharetta, Georgia or such other address as the Company may, from time to time, specify, except as otherwise limited hereby. Such written notice shall specify the number of Shares with respect to which the Option is being exercised, the purchase price of each Share, the aggregate purchase price for all Shares being purchased under said notice, and the date (which shall not be more than ninety
(90) days after the notice) upon which the Shares shall be purchased. Such notice shall be signed by such Participant (or other person authorized to exercise such Options) and shall be accompanied by payment, whether in cash, by check, by shares of Common Stock (whether issuable in connection with the exercise of the Option if permitted by the Committee in its sole discretion following prior written request by the Participant or previously acquired by the Participant if acquired more than six months prior to the date of exercise of the Option), or any combination thereof, as elected by the Participant subject to the limitations stated above, in full for such aggregate purchase price. The Committee's decision to allow payments to be made in the form of Shares issuable in connection with the exercise of the Option shall be made by giving written notice to the Participant (or other person exercising the Option).

         Notwithstanding anything in this Agreement to the contrary, the Company shall not be obligated to take any action under this Agreement on behalf of, or with respect to, any Permitted Transferee unless permitted to do so in writing
(i) by the Participant, if the Participant is still living and has not been found to be mentally incompetent (and no guardian or similar advisor shall have been appointed with respect to his affairs) or (ii) if the Participant is deceased or shall have been found to be mentally incompetent, and a guardian or similar advisor shall have been appointed with respect to his affairs, from the representative of Participant's estate or such guardian or advisor, as the case may be. The above provision only addresses the obligations of the Company with respect to Permitted Transferees, as to whom the Company shall have no liability for its acts or failure to act as provided in the foregoing sentence, and does not address the relative rights and obligations between the original Participant, on the one hand, and any Permitted Transferees, on the other hand.

         9. RESTRICTION ON EXERCISE AND RESALE OF SHARES: Participant acknowledges that the Shares to be acquired upon exercise of this Option are not presently registered under the Securities Act of 1933, as amended (the "Securities Act"). If at any time during which this Option would otherwise be exercisable according to its terms, there is no effective registration statement on file with the Securities and Exchange Commission covering the Shares which would then be acquirable hereunder, the Options to acquire such Shares shall not be exercised until the Shares are registered pursuant to the Securities Act; provided, however, the Committee may, by written action, waive such restriction on exercise and may condition such exercise upon its receipt of such representations, factual assurances and legal opinions as it shall reasonably deem necessary to determine and document the availability of an exemption from the registration requirements of the Securities Act (and such state securities laws as shall be applicable).

         Participant agrees that until and unless registration occurs the certificates representing any Shares acquired hereunder may be imprinted with a restrictive legend substantially as follows and that appropriate stop transfer orders may be issued by the Company to its transfer agent:

                  "The Shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be transferred or otherwise disposed of in the absence of such registration or of an opinion in form and from counsel reasonably satisfactory to the Company to the effect that such registration is not required."

         10. REGISTRATION RIGHTS OF SHARES: Certificates representing Options and certificates for underlying Shares which are entitled to Registration Rights under that certain Registration Rights Agreement between the Company and Participant shall, in each case, also bear a legend referring such rights, and any person asserting rights thereunder shall be required to establish, to the

Company's reasonable satisfaction, the identity of the Holder's transferor and, in the case of Shares, that such Shares were issued pursuant to Options granted under this Agreement.

         11. ACKNOWLEDGMENT AND ACCEPTANCE: Please acknowledge your agreement to participate in this Plan and this Agreement, and to abide by all of the governing terms and provisions, by signing the following representation:

                            Agreement to Participate

                  By signing a copy of this Agreement and returning it to the Company, I acknowledge that I have read the Plan, and that I fully understand all of my rights under the Plan, as well as all of the terms and conditions which may limit any eligibility to exercise this Option and/or transfer Shares acquired under this Option.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the Date of Grant.


                         SCIENTIFIC GAMES HOLDINGS CORP.


                         By:
                            -------------------------------------------------
                              Cliff O. Bickell
                              Vice President and Chief Financial Officer

                         Attest:

                         By:
                            -------------------------------------------------
                              C. Gray Bethea, Jr.
                              Its:  Vice President and General Counsel



(Participant's Signature)



--------------------------------
Name:

                                Transfer History
                        [To be Completed By the Company]

      Initial Holder                             Subsequent Transferee
      --------------                             ---------------------






     Transfers of Options may not be unilaterally made by the Holder of the
                      Options evidenced by this Certificate

No proposed transfer shall be effective unless and until the Company shall issue a new option certificate in the name of the transferee and shall have completed this box on the new option certificate and all conditions to any such transfer shall have been complied with by the proposed transferor and the proposed transferee.

                                    EXHIBIT C

                         SCIENTIFIC GAMES HOLDINGS CORP.

                          REGISTRATION RIGHTS AGREEMENT


         This REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made as of _____________, __ 1998 by and between SCIENTIFIC GAMES HOLDINGS CORP., a Delaware corporation (the "Company"), and WILLIAM G. MALLOY ("Officer").

                                    RECITALS

         WHEREAS, the Company and Officer are parties to that certain Employment and Severance Benefits Agreement of even date herewith (the "ESB Agreement) and;

         WHEREAS, Capitalized terms appearing herein and not otherwise defined have the meanings such terms are assigned in the ESB Agreement; and

         WHEREAS, the Company expects to receive substantial benefits as a result of the transactions contemplated by the ESB Agreement, and the Company's agreement to enter into this Agreement is a condition to execution of the ESB Agreement by Officer;

         NOW, THEREFORE, in consideration of the premises and the mutual obligations and covenants hereinafter set forth, the parties hereto agree as follows:


         1. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

         "Affiliate" shall mean, with respect to any person or entity, any person or entity which directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such person or entity.

         "Commission" shall mean the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.

         "Common Stock" shall mean the common stock of the Company, par value $0.001 per share.

         "Company Notice" shall have the meaning assigned to such term in
Section 2.1.

         "ESB Agreement" has the meaning set forth in the Recitals hereto.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar Federal rule or statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

         "Holder" shall mean Officer, so long as such individual holds the Registrable Stock, and any person holding the Registrable Stock to whom the rights under this Agreement have been transferred in accordance with Section 9, so long as such individual holds Registrable Stock.

         "Permitted Transferees" shall have the meaning ascribed to such term in the Option Award Agreement between Officer and the Company dated as of the same date as this Agreement and awarded pursuant to the Company's 1996 Employee Stock Option Plan.

         "Person" shall mean an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

         "Priority Shares" shall mean other Registrable Securities senior in priority of registration rights to the Registrable Stock. The Registrable Stock shall not constitute Priority Shares.

         "Recitals" shall mean the recitals to this Agreement which constitute integral terms hereof and conditions hereto.

         "Registrable Securities" shall mean (a) shares of Registerable Stock and (b) any other shares of the capital stock of the Company having similar registration rights; provided, however, that such securities shall only be treated as Registrable Securities if and so long as (i) they have not been registered or sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, (ii) they have not been sold pursuant to Rule 144, or (iii) the registration rights with respect to such shares have not otherwise terminated.

         "Registrable Stock" shall mean (a) shares of Common Stock issued to Officer by the Company or issuable upon the exercise of options to purchase Common Stock issued to Officer by the Company, (b) any other shares of Common Stock acquired by Officer while an Affiliate of the Company, (including shares issuable upon the exercise of options transferred to Permitted Transferees) (c) any other shares of Common Stock acquired by a Permitted Transferee but only if, while and so long as, such Person is or may be deemed to be an Affiliate of the Company, and (d) any shares issued or issuable to Officer or his Permitted Transferees upon or as a result of any stock split, stock dividend, recapitalization, conversion or similar event; provided, however, that, in the case of clauses (a)-(d), such securities shall only be treated as Registrable Stock if and so long as (i) they have not been registered or sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, (ii) they have not been sold pursuant to

Rule 144, or (iii) the registration rights with respect to such shares have not otherwise terminated.

         The terms "register", "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

         "Registration Expenses" shall mean all expenses, except as otherwise stated below, incurred in complying with Section 2.1, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, and expense of any special audits incident to or required by any such registration, compensation of regular employees of the Company and expenses of all marketing and promotional efforts reasonably requested by the managing Underwriter relating to all securities being offered in an offering and which are customarily paid by issuers or sellers of securities and such other fees and disbursements of Underwriters customarily paid by issuers or sellers of securities (but not the fees and disbursements of Underwriters' counsel); provided, however, that each Holder shall bear all fees and expenses of its own counsel, underwriting discounts and commissions, brokerage fees or commissions and transfer taxes, in each case, if any, relating to the sale of its Registrable Stock.

         "Registration Rights Period" shall mean, (a) with regard to any non-Affiliate Holder and the shares of Registrable Stock then held by such Holder, that period during which the shares of Registrable Stock held by such Holder constitute Registrable Stock; provided, however, that notwithstanding anything contained herein to the contrary, the Registration Rights Period for any non-Affiliate Holder shall end no later than the first date on which the Registrable Stock held by such Holder may be publicly sold pursuant to Rule 144 and free of any contractual restriction on sale under this Agreement or the ESB Agreement; and (b) with respect to any Holder who is an Affiliate of the Company, until the later of (i) ninety (90) days after such Holder ceases to be an Affiliate of the Company, or (ii) would not be deemed an underwriter under
Section 2(11) of the Securities Act with respect to the sale of the Registrable Stock.

         "Restricted Stock" shall mean the Registerable Stock constituting restricted securities as defined in Rule 144.

         "Rule 144" shall mean Rule 144 promulgated under the Securities Act.

         "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar Federal rule or statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

         "Selling Holder" shall mean a Holder who offers or sells Registrable Stock pursuant to a registration statement in which such Holder participates pursuant to this Agreement.

         "Underwriter" means a securities dealer who purchases any Registrable Securities as principal in an underwritten offering and not as part of such dealer's market-making activities.

         "Withdrawal Election" shall have the meaning assigned to such term in
Section 2.2(a)(v).

         2.       Piggyback/Incidental Registration.

                  (a) Notice of Registration. If at any time or from time to time during the Registration Rights Period the Company shall determine to register any of its equity securities, either for its own account or the account of stockholders of the Company, other than (a) registration relating solely to employee benefit plans registered on Form S-8 or any successor form thereto (but only so long as securities issuable upon the exercise of transferable options may not be and are not being registered thereunder), (b) a registration relating solely to a transaction meeting the requirements of Rule 145 under the Securities Act transaction (a "Rule 145 transaction"), (c) a registration in which the only equity security being registered is Common Stock issuable upon conversion of convertible debt securities which are also being registered, or
(d) constituting a registered exchange offer or shelf registration entered into pursuant to or in connection with an offering pursuant to Rule 144A under the Securities Act, the Company will give written notice (the "Company Notice"), at its expense, to all Holders of Registrable Stock of its intention to do so at least fifteen (15) days prior to the filing of a registration statement with respect to such registration with the Commission. If any Holder or Holders of Registrable Stock desires to dispose of all or part of its or their Registrable Stock, such Holder or Holders may request registration thereof in connection with Company's registration by delivering to the Company, within ten (10) days after receipt of the Company's Notice, written notice of such request (the "Holder's Notice") stating the number of shares of Registrable Stock to be disposed of and the intended method of disposition of such shares by such Holder or Holders. The Company shall use its reasonable best efforts to cause all shares of Registrable Stock specified in the Holder's Notice to be registered under the Securities Act pursuant to the registration statement referred to in the Company Notice (and any related qualification under blue sky laws) so as to permit the sale or other disposition (in accordance with the intended methods thereof as aforesaid) by such Holder or Holders of the Registrable Stock so registered, subject, however, to the limitations set forth in Section 2.2; and, provided, however, that the Company shall not be required to grant any concession or additional rights or other consideration to any other Person to secure the right of any Holder of Registrable Stock to participate in such registration.

                  (b)      Limitations on Piggyback/Incidental Registration.

                           (i)      If the registration of which the Company
gives notice pursuant to Section 2.1 above is for the purpose of permitting the disposition of securities by the Company or any other Person pursuant to a firm commitment underwritten offering, the Company shall so advise the Holder as a part of the Company Notice given pursuant to Section 2.1. In such event, the right of the Holder to registration pursuant to Section 2.1 shall be conditioned upon the Holder's participation in such underwriting (if any), and the inclusion of Registrable Stock in the offering and/or underwriting shall be limited to the extent provided herein. Holders of Registrable Stock electing to register all or part of their shares of Registrable Stock in the registration shall sell such shares to or through the Underwriter(s) (if any) of the securities being registered for the account of the Company (or otherwise selected by the Company, in its sole discretion, to manage such underwriting) upon terms generally comparable to the terms applicable to the Company (except that the Company shall bear all Registration Expenses to the extent provided in
Section 4).

         If requested in writing to do so in good faith by the managing Underwriter of an underwritten offering, the Company shall have the right to limit the aggregate size of the offering or decrease the number of shares to be included therein by Holders of Registrable Stock to the extent necessary to reduce the number of securities to be included in the registration to the level recommended by the managing Underwriter, and only securities which are to be included in the underwriting may be included in the registration. Each Holder participating in such offering shall (together with the Company and other holders of the Registrable Securities distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing Underwriter selected for such underwriting by the Company.

         Notwithstanding any other provision of this Section 2.2, if the managing Underwriter (or, if there is no managing Underwriter, then the Company) determines that marketing factors or its contractual obligations with respect to Priority Shares require a limitation of the number of securities to be underwritten or offered, then the Company shall so advise all holders of Registrable Securities requesting to be included in the registration and underwriting, and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all holders of Registrable Securities requesting to be included in the registration and underwriting as follows:

                           (i)      Whenever the number of shares which may be
registered pursuant to Section 2.1 is limited by the provisions of subsection
(a), the Holders of Registrable Stock shall have priority as to sales over the other holders of the Company's securities without registration rights, and the Company shall cause such other holders to withdraw from such offering to the extent necessary to allow all requesting Holders of Registrable Stock, together with the holders of Registrable Securities that have the right to participate in the firm commitment underwritten offering pursuant to registration rights granted by the Company prior to the date of this Agreement, to include all of the shares so requested to be included within such registration.

                           (i)      Whenever the number of shares which may be
registered pursuant to Section 2.1 is still limited by the provisions of this
Section 2.2, after the withdrawal of the other holders of the Company's securities, the Company, together with the holders of Priority

Shares that have the right to participate in the firm commitment underwritten offering pursuant to registration rights granted by the Company (but only to the extent required by the terms of any grants of such registration rights), shall have priority as to participation in such registration over the Holders of Registrable Stock. In furtherance thereof, each Holder further agrees that it shall withdraw its Registrable Stock from such registration to the extent necessary to allow the Company to include (A) all the securities which the Company desires to sell for its own account and (B) all shares of Registrable Securities which are required to be included in such registration pursuant to the exercise of any demand registration rights which entitle the holder thereof to include Registrable Securities in such registration.

                           (i)      The Holders of Registrable Stock given
rights by Section 2.1, together with the holders of Registrable Securities that have the right to participate in the firm commitment underwritten offering pursuant to incidental registration rights granted by the Company prior to the date of this Agreement, shall, unless such incidental registration rights provide to the contrary, share in the available amount of securities which may be included in the registration in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by them at the time of filing the registration statement from and to the extent the Company may reasonably bind such other holders to do so, except that Registrable Securities (other than Priority Shares), shall be excluded in proportion, as nearly as practicable, to the respective amounts of such securities held by the holders thereof at the time of filing the registration statement before any Priority Shares requested to be included in the registration and underwriting are excluded.

                           (i)      In making the determinations contemplated by
Section 2.1, a managing Underwriter or the Company may consider whether the inclusion of any securities will affect the number of securities that can be sold in an orderly fashion within a price range acceptable to the Company (or, if the Company is not selling any securities in such registration to the prospective selling holders) and the Company shall not be required to grant any concession or additional rights or pay any additional consideration to any holder of Registrable Securities to secure the right of any Holder of Registrable Stock to participate in any registration.

                           (i)      If (A) as a result of the proration
provisions of this Section 2.2 (a) any Holder of Registrable Stock is not entitled to include all such Registrable Stock which such Holder requested to include in such registration, or (B) the terms of the proposed compensation to the Underwriters change in a manner materially adverse to the Holder from those described in the Company Notice, such Holder may by notice in writing elect to withdraw his request to include any Registrable Stock in such registration (a "Withdrawal Election"); provided, however, that a Withdrawal Election shall be irrevocable and a Holder of Registrable Stock who has made a Withdrawal Election shall no longer have any right to include any Registrable Stock in the registration as to which such Withdrawal Election was made. The Holder shall give any Withdrawal Election as promptly as possible and, in no event, later than five (5) business days of notice of the terms of the proposed underwriting.

                           (i)      To facilitate the allocation of shares in
accordance with the above provisions, the Company or the Underwriters may round the number of shares allocated to any holder of Registrable Securities to the nearest 100 shares.

                           (i)      The Company shall use its reasonable best
efforts to provide that the number of shares of Registrable Securities required to satisfy any Underwriters' over-allotment option shall be allocated pro rata among the Company and all holders of securities to be included in the offering on the basis of the relative number of securities otherwise to be included by each of them in the registration provided that the Company shall not be required to grant any concession or additional rights or pay any additional consideration to any holder of Registrable Securities to secure such allocation.

                           (ii)     Designation of Underwriter. In the case of
any registration which is proposed to be effected as to which Section 2.1 is applicable, the Company shall have the sole and exclusive right to designate the Underwriter(s) therefore (if any), and all Holders of Registrable Stock participating in the registration shall sell their shares of Registrable Stock only pursuant to such underwriting (if any).

                           (iii)    Right to Terminate Registration. The Company
shall have the right to terminate or withdraw any registration initiated by it or pursuant to the demand registration rights of any Person, which registration gives rise to rights of Holders of Registrable Stock under Section 2.1, prior to the effectiveness of such registration whether or not any Holder of Registrable Stock has elected to include securities in such registration.

         3. Lock-Up Agreement. If requested in writing by the Company or by the managing Underwriter of any offering effected pursuant to this Agreement each Holder of Registrable Stock who is an officer or director of the Company, or an Affiliate thereof, or who owns of record more than one percent (1%) of the shares of Common Stock then outstanding (including for purpose of such calculation all shares of Common Stock a Holder of Registrable Stock has the right to acquire) agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of or transfer its economic risk with respect to any securities of the Company (other than those included in the registration) within seven (7) days before or one hundred eighty (180) days after the effective date of a registration statement filed pursuant to this Agreement, unless such limitations are waived in writing by the Company and the managing Underwriter. The Holder agrees that the Company may instruct its transfer agent to place stop transfer notations in its records to enforce the provisions of this Section 3.

         4. Expenses of Registration. The Company shall bear all Registration Expenses incurred in connection with all registrations undertaken pursuant to Section 2, subject to the limitations set forth in the definition of Registration Expenses. Notwithstanding the foregoing, the Company shall not be required to pay for any Registration Expenses of any registration proceeding begun under Section 2, the request for which has been subsequently withdrawn by the Holder other than pursuant to Section 2.2(a)(v) or is otherwise not successfully completed due to no fault of the Company, unless the withdrawal is based upon material adverse information concerning the Company, which the Company had not yet publicly disclosed at the time of such request.

         5.       Registration Procedures.

                  (a) Obligations of the Company. In the case of each registration effected by the Company pursuant to this Agreement, the Company will keep the Selling Holders advised in writing as to the initiation of such registration and as to the completion thereof. The Company will:

                           (i)      Prepare and file with the Commission a
registration statement and such amendments and supplements as may be necessary and use its reasonable best efforts to cause such registration statement to become and remain effective for at least ninety (90) days or until the distribution described in the registration statement has been completed, whichever first occurs;

                           (ii)     Furnish to each Selling Holders and to the
Underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such Underwriters may reasonably request in order to facilitate the public offering of such securities;

                           (iii)    Use its reasonable best efforts to register
or qualify the securities covered by such registration statement under such other securities or state blue sky laws of such jurisdictions as the Underwriters or any Selling Holders shall reasonably request, and to do any and all other acts and things which may be necessary under such securities or blue sky laws to enable each Selling Holders to consummate the public sale or other disposition in such jurisdictions of the securities owned by such Selling Holder; provided that the Company shall not be required in connection therewith or as an election thereto to qualify to do business or to file a general consent to service of process in any such jurisdiction or to take any action which could subject it to tax, including tax on its corporate income or assets, or to the service of process (other than in connection with such registration) in any state where it is not subject thereto; and

                           (iv)     Use its reasonable best efforts to cause all
such Registrable Stock registered pursuant hereto to be listed on the principal securities exchange or automated quotation system on which similar securities issued by the Company are then listed, if the listing of such securities is then permitted under the rules of such exchange, or trading market or quotation system on which such securities issued by the Company are then listed.

                  (b)      Obligations of the Holders.

                           (i)      As a condition to including any Registrable
Stock in a registration, the Company may require (i) that each Holder furnish to the Company such information regarding such Holder and the contemplated distribution of such Holder's Registrable Stock as is required to be included in the Registration Statement, and (ii) that such information be furnished to the Company in writing and signed by such Holder and stated to be specifically for use in the related registration statement, prospectus, offering circular or other document incident thereto.

                           (ii)     The Holder shall not (until further notice)
effect sales of Registrable Stock after receipt of written notice from the Company to suspend sales to permit the Company to correct or update a registration statement or prospectus, and the Company shall make such amendment in a reasonably commercial manner; provided, that the Company is able to do so in compliance with the federal securities laws. The period during which the registration statement remains effective pursuant to the Agreement shall be extended for a period of time equal to the period for which the Holders refrained from selling pursuant to this Section 5.2(b).

         6.       Indemnification.

                  (a) The Company will indemnify each Selling Holder and each person controlling such Selling Holder within the meaning of Section 17 of the Securities Act, with respect to which registration has been effected pursuant to this Agreement, against all claims, losses, damages or liabilities (or actions in respect thereof), to which such Selling Holder or controlling person may be subject under the Securities Act or under any other statute or at common law, insofar as such losses, claims, damages or liabilities arise out of or are based upon (i) any untrue statement (or alleged untrue statement) of any material fact contained, on the effective date thereof, in the applicable registration statement under which such Registrable Stock were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any summary prospectus issued in connection with any Registrable Stock being registered or offered for sale, or any amendment or supplement thereto, or (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading provided, however, that the Company shall not be liable to any Selling Holder or controlling person in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or omission made in such Registration Statement, preliminary prospectus, summary prospectus, prospectus, or amendment or supplement thereto, or any other document, in reliance upon and in conformity with written information furnished to the Company by any Selling Holder, underwriter, other selling agent or controlling person, respectively, specifically for use therein. The indemnity provided for herein shall remain in full force and effect regardless of any investigation made by or on behalf of such Selling Holder, underwriter, other selling agent or controlling person, and shall survive the transfer of such securities by such Selling Holder.

                  (b) The Company may require, as a specific condition to including any Registrable Stock of a Holder in any registration statement filed pursuant to Section 2.1, that such Holder shall enter into and deliver to the Company an undertaking satisfactory to it from such Holder of such Registrable Stock, severally and not jointly, to indemnify and hold harmless (in the same manner and to the same extent as set forth in this Section 6) the Company, each director of the Company, each officer of the Company who shall sign such Registration Statement and each other Person, if any, who controls the Company within the meaning of the Securities Act (except the indemnifying holder, if such indemnifying holder so controls the Company), and each other Holder or controlling person participating in the offering with respect to any untrue statement of material fact or omission of material fact from such Registration Statement, any preliminary prospectus or final prospectus contained therein, any summary prospectus issued in connection with any Registrable Stock being registered or offered for sale, or any amendment or supplement thereto, in each case if such statement or omission was made in reliance on and in conformity with written information furnished to the Company by such Holder specifically for use in preparing any such Registration Statement, preliminary prospectus, final prospectus, summary prospectus or amendment or supplement thereto. Each Holder hereunder shall promptly provide such undertaking to indemnify in accordance with this Section 6.2 upon request. In the event the undertaking to indemnify under this subsection is given by Holder, it shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party and shall survive any transfer of the Registrable Stock held by the indemnifying party.

                  (c) If the indemnification provided for in Sections 6.1 or 6.2 is unavailable or insufficient to hold harmless an indemnified party under this Section 6, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of the claims, losses, damages or liabilities (or actions in respect thereof) referred to in Sections 6.1 or 6.2: (a) in such proportion as is appropriate to reflect the relative benefits received by each indemnifying party from the offering of the securities or (b) if the allocation provided by clause (a) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (a) above but also the relative fault of each indemnifying party in connection with the statements or omissions that resulted in such claims, losses, damages or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by each indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The parties agree that it would not be just and equitable if contributions pursuant to this
Section 6.3 were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the first sentence of this Section 6.3. The amount paid by an indemnified party as a result of the claims, losses, damages or liabilities (or actions in respect thereof) referred to in the first sentence of this subsection (c) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject of this Section 6.3. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Company may require, as a specific condition to including any Registrable Stock of a Holder in any registration statement filed pursuant to Section 2 that such Holder shall enter into and deliver to the Company an undertaking reasonably satisfactory to it from such Holder of such Registrable Stock, severally and not jointly, to contribute to the amount paid or payable by an indemnified party hereunder as and to the extent set forth in this Section 6.3, and each Holder participating in such offering hereunder shall promptly provide such undertaking upon request.

                  (d) Each party entitled to indemnification or contribution under this Section 6 (the "Indemnified Party") shall give notice to the party required to provide indemnification or contribution (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity or contribution may be sought, provided that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further, that if the defendants in any such action include both the Indemnified Party and the Indemnifying Party and the Indemnified Party shall have reasonably concluded that there may be legal defenses available to it and/or other Indemnified Parties which are materially different from or additional to those available to the Indemnifying Party, the Indemnified Party or Parties shall have the right to select separate counsel to assert such legal defenses (in which case the Indemnifying Party shall not have the right to direct the defense of such action on behalf of the Indemnified Party or parties). Upon the permitted assumption by the Indemnifying Party of the defense of such action, and approval by the Indemnified Party of counsel, the Indemnifying Party shall not be liable to such Indemnified Party under this Section 6.4 for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof (other than reasonable costs of investigation) unless (a) the Indemnified Party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence, (b) the Indemnifying Party shall not have employed counsel satisfactory to the indemnified party to represent the Indemnified Party within a reasonable time, or (c) the Indemnifying Party has authorized the employment of counsel for the Indemnified Party at the expense of the Indemnifying Party. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party (whose consent shall not be unreasonably withheld),consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

         7. Information by Holder. If a Holder has Registrable Stock included in any registration, such Holder shall furnish to the Company such information regarding the Holder, the Registrable Stock held by the Holder and the distribution proposed by the Holder as the Company may reasonably request in writing and as shall be required in connection with any registration referred to in this Agreement.

         8. Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Registrable Stock to the public without registration, so long as a public market exists for the Common Stock, the Company agrees to furnish to any holder of Registrable Stock, upon request, a written statement executed by the Company as to the steps it has taken to comply with the current public information requirements of Rule 144.

         9.       Transfer of Registration Rights.

                  (a) Permitted Transfers. The rights to cause the Company to register securities granted to any Holder under Section 2.1 may be assigned to a transferee or assignee reasonably acceptable to the Company in connection with any transfer or assignment of Registrable Stock by the Holder, provided that: (a) such transfer is otherwise effective in accordance with applicable securities laws and the terms of this Agreement, (b) the Company is promptly given written notice, (c) such transferee agrees to be bound by the provisions of this Agreement; provided, however, that in each case the proposed transferor shall furnish such representations and warranties and legal opinion of counsel acceptable to the Company and its counsel that any such transfer will be exempt from registration under the federal securities laws and any applicable state securities or blue sky laws.

                  (b) Limitation of Rights of Transferee Holders. Notwithstanding anything in this Agreement to the contrary, if the Initial Holder transfers or assigns Registrable Stock at any time and for any reason (unless such Registrable Stock ceases to be Registrable Stock upon or as a result of such transfer or assignment), the Company shall not be obligated to take any action under this Agreement on behalf of any Holder unless permitted to do so by the written consent of (i) the Initial Holder if the Initial Holder is still living and has not been found to be mentally incompetent (or no guardian or similar advisor shall have been appointed with respect to his affairs), or
(ii) if the Initial Holder is deceased or shall have been found to be mentally incompetent or a guardian or similar advisor shall have been appointed with respect to his affairs, the Holders who hold more than fifty (50%) percent of the Registrable Stock then held by all such Holders. Any such action shall bind each and every Holder.

         10. Amendment. Any provision of this Agreement may be amended or the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the mutual written consent of the Company and (i) the Initial Holder if the Initial Holder is still living and has not been found to be mentally incompetent (or no guardian or similar advisor shall have been appointed with respect to his affairs), or (ii) if the Initial Holder is deceased or shall have been found to be mentally incompetent or a guardian or similar advisor shall have been appointed with respect to his affairs, the Holders of more than fifty (50%) percent of the Registrable Stock. Any amendment or waiver effected in accordance with this Section 11 shall be binding upon each party to this Agreement and each transferee of securities subject to this Agreement.

         11. Governing Law. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS BY THE INTERNAL LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO CONFLICT OF LAWS PROVISIONS.

         12. Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the parties regarding the matters set forth herein. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon the successors, assigns, heirs, executors and administrators of the parties hereto.

         13. Notices, etc. All notices, demands or other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered, by hand or by messenger, addressed:

                  (a) If to the Holder, to the address shown in the ESB Agreement or to such other address as such Holder shall have furnished to the Company.

                  (b)      If to the Company, to:

                           Scientific Games Holdings Corp.
                           1500 Bluegrass Lakes Parkway
                           Alpharetta, Georgia  30004
                           Attention:  C. Gray Bethea, Jr., Esq.
                                       Vice President & General Counsel






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


or to such other address as the Company shall have furnished to the Holder, with a copy to:

                           Smith, Gambrell & Russell, LLP
                           Suite 3100, Promenade II
                           1230 Peachtree Street, N.E.
                           Atlanta, Georgia 30309-3592
                           Attn:  M. Timothy Elder, Esq.

         Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if in writing and delivered personally, or, if sent by mail, postage pre-paid, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed, pre-paid and mailed as aforesaid. Any party may change by such notice the address to which notices to it are to be addressed.

         14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

         15. Captions and Section Headlines. Section titles or captions contained in this Agreement are inserted as a matter of convenience and for reference purposes only, and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof.

         16. Singular and Plural, Etc. Whenever the singular number is used herein and where required by the context, the same shall include the plural, and the neuter gender shall include the masculine and feminine genders.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

THE COMPANY:                  SCIENTIFIC GAMES HOLDINGS CORP.


                              By:
                                  ---------------------------------------------
                                   Cliff O. Bickell
                                   Vice President and Chief Financial Officer

                              Attest:

                              By:
                                  ---------------------------------------------
                                   C. Gray Bethea, Jr.
                                   Its:  Vice President and General Counsel


HOLDER:

                              -------------------------------------------------
                              WILLIAM G. MALLOY









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



                                    EXHIBIT D

                              MANAGEMENT DIRECTORS


William G. Malloy
William F. Behm



                             MANAGEMENT STOCKHOLDERS


William G. Malloy*
William F. Behm*
Thomas F. Little*
Cliff O. Bickell*
C. Gray Bethea, Jr.*
Bruce H. Longhurst
Howard H. Roath
William C. Christie
James H. Edwards, Jr.
Donald N. MacLean
Kenneth W. Taylor
John T. Walsh

or such other persons as may be designated from time to time, in writing, by the Company or Officer, in each case, with the consent of the non-designating party.


*denotes Senior Executive Officer of the Company









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